Exhibit 10.6
FORM OF
STOCK OPTION AWARD AGREEMENT
MEDICAL ACTION INDUSTRIES INC.
1989 NON-QUALIFIED STOCK OPTION PLAN

AGREEMENT made as of this ___ day of ___, ____ between MEDICAL ACTION INDUSTRIES INC., a Delaware corporation (hereinafter called the “Company”), and ______________, an employee of the Company (hereinafter called “Optionee”).

WITNESSETH:

WHEREAS, the Company, for the purposes stated therein, has adopted a 1989 Non-Qualified Stock Option Plan, a copy of which is annexed hereto as Exhibit “A” (hereinafter called the “Plan”); and
WHEREAS, in accordance with said Plan, the Board of Directors has determined that Optionee is eligible for and should be granted an option pursuant to said Plan as hereinbelow provided, and Optionee desires to have such option;
NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter set forth, THE PARTIES HERETO AGREE AS FOLLOWS:
1.           EXERCISE OF OPTION.  The Company hereby grants to Optionee an option to purchase a total of ___ shares of the authorized and unissued Common Stock of the Company, having a par value of $.001 per share, at the price of $__ per share, upon and subject to the following terms and conditions:
(a)           The within option may be exercised only before the expiration of ten (10) years from the date of this Agreement, and within such period, only at the following times and in the following amounts:
(i)           After the expiration of two (2) years from the date of this Agreement, the option may be exercised to the extent of not more than ____ shares;
(ii)           After the expiration of three (3) years from the date of this Agreement, the option may be exercised to the extent of not more than ____ shares;

(iii)           After the expiration of four (4) years from the date of this Agreement, the option may be exercised to the extent of not more than ____ shares;
it being expressly understood and agreed that in the event the within option is not exercised on or before the expiration of ten (10) years from the date of this Agreement, as to any part or all of the shares which may be purchased under the option, the right to purchase such shares shall, upon the expiration of said ten (10) years, completely lapse.
(b)           Each exercise of the within option shall be by delivery to the Company, at its then principal office (to the attention of the Secretary) of written notice stating the number of shares to be purchased and a date (not less than ten (10) business days after the date of the notice) on which the purchase is to be made, accompanied by payment in full of the option price of such shares.  The option price shall be payable in United States dollars in cash or by certified check, bank draft, postal or express money order; provided, however, that in lieu of payment in full in cash, an optionee may, with the approval of the Administrator of the Plan, exercise his/her option by tendering to the Company shares of the Company’s Common Stock owned by him and having a fair market value (as determined by the Administrator of the Plan in its absolute discretion) equal to the cash exercise price (or the balance thereof) applicable to his/her option.
(c)           In the event of each exercise of the within option, the Company shall deliver to the Optionee, personally or at such address as he/she may specify in the above mentioned notice, on or before the purchase date stated in said notice, a certificate made out to the Optionee for the number of shares being purchased.
2.           NON-TRANSFERABILITY OF OPTION.  The option granted under this Agreement shall not be transferred otherwise than by Will or the laws of descent and distribution and shall be exercisable during Optionee’s lifetime only by him.  No option granted under this Plan shall be subject to execution, attachment, pledge, hypothecation, or other process.

3.           DEATH, RETIREMENT AND TERMINATION OF EMPLOYMENT.  Any Option, the period of which has not expired, shall terminate at the time of death of the Optionee, or at the time of retirement or termination for any reason of such person’s employment or service with the Company and no share of Common Stock may thereafter be delivered pursuant to such Option, except that;
(a)           Upon retirement or termination of employment or service (other than by death, disability, voluntary termination or termination for cause), an Optionee may within two (2) months after the date of such retirement or termination, purchase all or part of the shares with respect to which such Optionee is entitled to exercise such Option, but in no event after the expiration of the term of the Option (“cause” for the purposes of this Plan shall mean:  (i) willful disregard of duties, (ii) habitual absence from employment or service, (iii) intoxication, or (iv) dishonesty);
(b)           Upon the “disability” of any Optionee, the Optionee may within six (6) months after the date of such termination of employment, but in no event after the expiration of the term of the Option, purchase all or part of the shares with respect to which such Optionee is entitled to exercise such Option.  For purposes of the Plan, the term “disability” shall mean a physical or mental disability as defined in Section 105 of the Internal Revenue Code of 1986, as amended; and
(c)           Upon the death of any Optionee while in active employment or service, the person or persons to whom such Optionee’s rights under the Option are transferred by Will or the laws of descent and distribution may, within six (6) months after the date of such Optionee’s death, but in no event after the expiration of the term of the Option, purchase all or any part of the shares with respect to which the Option was exercisable on the date of death.
4.           CHANGE IN CONTROL.  In the event of a “Change in Control” (as such term is defined in the Plan), the option granted hereby shall be cashed out on the basis of any price not greater than the highest price paid for a share of the Company’s Common Stock in any transaction reported by the National Association if Securities Dealers Automated Quotation System or any national securities exchange on which the shares of the Company’s Common Stock are then actively traded during a specified period immediately preceding or ending on the date of the Change in Control or offered for a share of the Company’s Common Stock in any tender offer occurring during a specified period immediately preceding or ending on the date the tender offer commences; provided that, in no case, shall any such specified period exceed one (1) year.
5.           DILUTION AND OTHER ADJUSTMENTS.  In the event that there is any change in the stock subject to the within option through merger, consolidation or reorganization, or in the event of any dividend in stock of the same class to holders of issued and outstanding stock of the same class, or the issuance to the holders of such stock of rights to subscribe to stock of the same class, or in the event of any split, combination or exchange of stock or other change in the capital structure of the Company, the Board of Directors of the Company shall make adjustments in the within option as it may deem equitable to prevent dilution or enlargement of the rights granted to the Optionee hereunder, and such adjustments, when so made, shall be conclusive and binding on the parties to this Agreement; and provided, further, that nothing herein shall be construed as limiting or preventing the Company from exercising any right or power to make or enter into adjustments, reclassifications, reorganizations, or changes in its capital or business structure or to merge, consolidate or dissolve or to sell or transfer all or any part of its business or assets.
6.           REQUIREMENTS BY LAW.
(a)           If any law, regulation of the Securities and Exchange Commission, or any regulation of any other commission or agency having jurisdiction shall require the Company or the Optionee to take any action with respect to the shares of stock to be acquired upon the exercise of the within option, then the date upon which the Company shall deliver or cause to be delivered the certificate or certificates for the shares of stock shall be postponed until full compliance has been made with all such requirements of law or regulation.
(b)           Neither the Optionee nor any person or persons referred to in Paragraph 3(c) above, as the case may be, shall be, or shall be deemed to be, a holder of any shares subject to the within option unless and until certificates for such shares are delivered to him/her or them in accordance with this Agreement, and no certificates may be delivered until the shares represented thereby are paid in full.
7.           PURCHASE FOR INVESTMENT.  The Optionee represents, on behalf of himself/herself and the person or persons referred to in Paragraph 3(c) above, that any shares of the Company purchased pursuant to this Agreement will be acquired in good faith for investment and not for resale or distribution, and Optionee, on behalf of himself/herself and said person or persons, agrees that each notice of the exercise of the within option shall contain or be accompanied by a representation in writing signed by him/her or said person or persons, as the case may be, in form satisfactory to the Company, that the shares of the Company to be purchased pursuant to such notice are being so acquired.  The requirements of this Paragraph 6 may be waived by the Company if the Company shall have received an opinion of its counsel that such representation is not required.
8.           BINDING EFFECT OF THE PLAN.  Optionee represents that he/she has read and understands the Plan and agrees to be bound by all of the terms and conditions thereof.
9.           RIGHT TO TERMINATE EMPLOYMENT.  Nothing in the Plan or in any Stock Incentive shall confer upon Optionee the right to continue as an employee of the Company.
IN WITNESS WHEREOF, the parties hereby have duly executed this Agreement as of the day and year first above written.

MEDICAL ACTION INDUSTRIES INC.

By:

, Optionee